CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

We also consent to the references to our firm under the captions “Financial Highlights” and “Representations and Warranties” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2021, each included in Post-Effective Amendment No. 219 to the Registration Statement (Form N-1A), File No. 033-70742 of Lincoln Variable Insurance Products Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the combined Proxy Statement/Prospectus and Statement of Additional information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated February 28, 2022, with respect to the financial statements and financial highlights of LVIP JPMorgan Retirement Income Fund and LVIP T. Rowe Price 2010 Fund (two of the series constituting the Lincoln Variable Insurance Products Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA
March 15, 2022